                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement                                      [  ]  Confidential, For Use of the Commission
[X]   Definitive Proxy Statement                                             Only (as permitted by
[  ]  Definitive Additional Materials                                        Rule 14a-6(e)(2))
[  ]  Soliciting Material Under Rule 14a-12

                                 Blue Zone, Inc.
                  ---------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

        ------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------
================================================================================

                                 [BLUEZONE LOGO]

                                 BLUE ZONE, INC.
                          329 RAILWAY STREET, 5TH FLOOR
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6A 1A4

                                 August 30, 2000


Dear Stockholder,

       I am pleased to invite you to the Annual Meeting of Stockholders of Blue Zone, Inc. The meeting will be held on September 21, 2000, starting at 9:00 a.m., Eastern Standard Time, at the Sheraton Centre Toronto Hotel, Conference Room B/C, 123 Queen Street West, Toronto, Ontario, M5H 2M9.

       Important information concerning the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The business to be conducted at the meeting includes the election of our directors, ratification of the adoption of our 1999 Stock Option Plan, approval of an amendment to our 1999 Stock Option Plan to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and consideration of any other matter that may properly come before the meeting and any adjournment thereof.

       Our Board of Directors has fixed the close of business on August 18, 2000 as the record date for determining those stockholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

       Your vote is important. Registered stockholders can vote their shares by mailing back a traditional proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Instructions for using these convenient services are provided in the Proxy Statement and on the proxy card. Mailing your completed proxy card will not prevent you from voting in person at the Annual Meeting if you wish to do so.

       Our Board of Directors and members of management look forward to meeting personally those stockholders who attend the Annual Meeting.

       A copy of our Annual Report to Stockholders for the year 1999 is included in this mailing to all stockholders entitled to notice of and to vote at the Annual Meeting.


                                                     Sincerely yours,
                                                     /s/ BRUCE WARREN
                                                     Bruce Warren
                                                     Chief Executive Officer

                                 BLUE ZONE, INC.
                          329 RAILWAY STREET, 5TH FLOOR
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA, V6A 1A4

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 21, 2000

To the Stockholders of BLUE ZONE, INC.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Blue Zone, Inc., a Nevada corporation, will be held at Sheraton Centre Toronto Hotel, Conference Room B/C, 123 Queen Street West, Toronto, Ontario, M5H 2M9, on Thursday, September 21, 2000, at 9:00 a.m., Eastern Standard Time, for the following purposes:

              1. ELECTION OF DIRECTORS. To elect six members to our Board of Directors to serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified;

              2. RATIFICATION OF THE ADOPTION OF THE 1999 STOCK OPTION PLAN. To ratify the adoption of the 1999 Stock Option Plan;

              3. APPROVAL OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN. To approve an amendment to the 1999 Stock Option Plan to limit the number of options that may be awarded to an employee in any one fiscal year in order to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended; and

              4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

       The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

       Our Board of Directors has fixed the close of business on August 18, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

       WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                         By Order of the Board of Directors

                                         Bruce Warren
                                         Chief Executive Officer

Vancouver, British Columbia, Canada
August 30, 2000

                                 BLUE ZONE, INC.
                          329 RAILWAY STREET, 5TH FLOOR
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA, V6A 1A4
                                 PROXY STATEMENT

GENERAL INFORMATION

       This Proxy Statement is furnished to the stockholders of Blue Zone, Inc., a Nevada corporation, in connection with the solicitation by our Board of Directors of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders to be held on Thursday, September 21, 2000 at 9:00 a.m., Eastern Standard Time, at the Sheraton Centre Toronto Hotel, Conference Room B/C, 123 Queen Street West, Toronto, Ontario, M5H 2M9, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXY

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (1) delivering to us (to the attention of our Chief Operating Officer) a written notice of revocation or a duly executed proxy bearing a later date or (2) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

       The solicitation of proxies will be conducted primarily by mail, and we will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of our common stock, par value $.001 per share. In addition to the solicitation of proxies by mail, we may solicit proxies by personal interview, telephone or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

       The close of business on August 18, 2000 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. As of August 18, 2000, there were 21,538,100 shares of our common stock outstanding and entitled to vote at the Annual Meeting, held by fourteen stockholders of record. The presence at the Annual Meeting of a majority, or 10,769,051 of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of shares of our common stock issued and outstanding on the August 18, 2000 is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting.

       If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

       Our By-Laws authorize the number of directors to be not less than one nor more than nine. Our Board of Directors currently consists of six members.

       At the Annual Meeting, our stockholders will elect six directors, who will serve a one-year term until the annual meeting of stockholders to be held in 2001 or until a successor is elected or appointed and qualified or until such director's earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. Our Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Nevada corporation law, assuming the presence of a quorum, six directors will be elected from among those persons duly nominated for such positions by a majority of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy.

INFORMATION CONCERNING NOMINEES

       Certain information about each of the nominees is set forth below. With the exception of Jay Shecter, each director has served continuously as one of our directors since October 1999.

NAME                                                       AGE      POSITION
----                                                       ---      --------
F. Michael P. Warren(1)(2)                                 64       Chairman of our Board of Directors
Bruce Warren(2)                                            35       Chief Executive Officer and Director
Jamie Ollivier                                             36       President and Director
Tryon Williams(1)(3)                                       59       Director
David Thomas(3)                                            54       Director
Jay Shecter(1)(2)(3)                                       56       Director

--------------------

(1)    Member of our Compensation Committee.
(2)    Member of our Finance Committee.
(3)    Member of our Audit Committee.

BUSINESS EXPERIENCE

       F. MICHAEL P. WARREN, Q.C. has been our Chairman since October 8, 1999. Mr. Warren is the founder and chairman of Warren Capital Ltd., a venture capital fund with holdings in a broad range of industrial and technological companies, and has served as its chairman since March 1998. From January 1991 to March 1998, Mr. Warren was chairman of International Murex Technologies Corporation, a medical diagnostics company, which was sold to Abbott Laboratories in March 1998. Prior to January 1991, Mr. Warren was a partner of the law firm of Owen, Bird, Barristers & Solicitors, in Vancouver, BC.

       BRUCE WARREN has been our Chief Executive Officer and a Director since October 8, 1999. Mr. Warren co-founded our subsidiary, Blue Zone Productions Ltd., and has served as its President since 1992. Mr. Warren created and programmed our software prototype, MediaBz(TM), and, along with our

President, Jamie Ollivier, is primarily responsible for negotiating agreements with our broadcasting and media clients.

       JAMIE OLLIVIER has been our President and a Director since October 8, 1999. Mr. Ollivier co-founded our Blue Zone Productions Ltd. subsidiary and has served as its creative director from 1994 to the present. From January 1991 to January 1993, Mr. Ollivier was secretary of Balancetech, Inc., a software development firm, which he also co-founded.

       TRYON M. WILLIAMS has served as one of our Directors since October 8, 1999. Since 1984, Mr. Williams has served as a principal of Tarpen Research Corporation, a private consulting firm, and since 1993, he has been an Adjunct Professor, Faculty of Commerce and Business Administration at the University of British Columbia. From 1988 to 1991, he was President and Chief Executive Officer of Distinctive Software, Inc. in Vancouver, BC, and, upon the acquisition of that company by Electronic Arts Inc., North America's largest developer of entertainment software, he became President and Chief Executive Officer of Electronic Arts (Canada) Inc., where he continued until 1993. Since 1993, Mr. Williams has also been the Managing Partner of CEG, AVC and PEG Partnerships, created to invest in entertainment software worldwide. Mr. Williams is a director of York Medical, Inc., CellStop International Limited and several other private corporations.

       DAVID THOMAS has served as one of our Directors since October 8, 1999. In 1997, Mr. Thomas founded Bedarra Corporation, a privately-held management and technology consulting company, and has served as its President since 1998. From 1991 to 1998, Mr. Thomas was President and Chief Executive Officer of Object Technology International, a technology company, which he also founded. Mr. Thomas was a professor of engineering at Carleton University from 1983 to 1991.

       JAY SHECTER has served as one of our Directors since January 1, 2000. From January 1, 2000 to June 15, 2000, Mr. Shecter served as our Treasurer. From March 1997 to December 1999, Mr. Shecter was a vice president in charge of strategic sourcing for the Universal Studios subsidiary of the Seagrams Company Ltd. From July 1992 to February 1997, Mr. Shecter was a senior vice president and chief financial officer for Chivas Brothers Ltd. and a chief financial officer responsible for the company's Global Whisky Group.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

       As of the date of this Proxy Statement, other than Messrs. Warren and Ollivier, we have one additional executive officer who is identified below, together with information regarding the business experience of such officer. Information regarding the business experience of Messrs. Bruce Warren and Jaime Ollivier is set forth above in Proposal No. 1 under the heading "Information Concerning Nominees." Each executive officer is elected annually by our Board of Directors and serves at the pleasure of our Board.

NAME                                AGE       POSITION
----                                ---       --------
Catherine Warren                    37        Chief Operating Officer

BUSINESS EXPERIENCE

       CATHERINE WARREN has been our Chief Operating Officer since October 8, 1999 and was the Chief Operating Officer for Blue Zone Productions Ltd. from May 1999 until October 1999. From June 1996 to February 1999, Ms. Warren was the director of education and community programming at the Vancouver Aquarium, where her responsibilities included strategic business development for new media.

From November 1992 to June 1996, Ms. Warren was executive director and publisher for the Association for the Promotion and Advancement of Science Education, a multimedia and educational program development organization.

COMMITTEES OF THE BOARD OF DIRECTORS

       In December 1999, our Board of Directors designated an Audit Committee, a Compensation Committee, and a Finance Committee. The basic functions of these committees are summarized below.

       AUDIT COMMITTEE. Our Audit Committee, which currently consists of Messrs. Shecter, Thomas and Williams, recommends the appointment of our independent public accountants, reviews and approves the scope of our annual audit, and reviews the results thereof with our independent accountants. Our Audit Committee also assists our Board of Directors in fulfilling its fiduciary responsibilities relating to accounting and reporting policies, practices and procedures, and reviews the continuing effectiveness of our business ethics and conflicts of interest policies.

       COMPENSATION COMMITTEE. Our Compensation Committee, which currently consists of Messrs. Shecter, Williams and F. Michael P. Warren, recommends to our Board of Directors the salaries, bonuses and stock awards received by our executive officers. Our Compensation Committee is also responsible for administering our 1999 Stock Option Plan. Our Compensation Committee determines the recipients of awards, sets the exercise price and number of shares granted, and determines the terms, provisions and conditions of rights granted.

       FINANCE COMMITTEE. Our Finance Committee, which consists of Messrs. Shecter, F. Michael P. Warren and Bruce Warren, reviews and approves our annual capital budget and our long-term financing plans. Our Finance Committee oversees the implementation of personnel and systems to manage the financial reporting needs of our business. When applicable, our Finance Committee also oversees our credit facilities, insurance coverage, investments, and commercial and investment banking relationships.

       We do not have a nominating committee. The functions customarily performed by a nominating committee are performed by our Board of Directors as a whole. Any stockholder that wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in our By-Laws. We will furnish copies of these By-Law provisions upon written request to our principal executive offices at 329 Railway Street, 5th Floor, Vancouver, British Columbia, Canada, V6A 1A4,
Attention: Chief Operating Officer.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       Neither our Board of Directors nor any committees of our Board of Directors held any meetings during the year ended December 31, 1999, however, our Board of Directors acted by written consent in lieu of convening a meeting on six occasions.

DIRECTORS COMPENSATION

       Our directors currently do not receive any cash compensation from us for their services as members of our Board of Directors, although members are reimbursed for expenses in connection with attendance at meetings of our Board of Directors and, committees, and specific Blue Zone business meetings. Our directors are eligible to participate in our 1999 Stock Option Plan. Option grants to directors are at our discretion and we have no specific plans regarding amounts to be granted to our directors in the future.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

       Our Chief Executive Officer, Bruce Warren, and our Chief Operating Officer, Catherine Warren, are the son and daughter, respectively, of our Chairman, F. Michael P. Warren. Otherwise, no family relationship exists between or among any of our directors, executive officers or significant employees or any person contemplated to become a director, executive officer or significant employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Our Compensation Committee consists of Messrs. Shecter, Williams and F. Michael P. Warren. No member of our Compensation Committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

                                 PROPOSAL NO. 2
                          RATIFICATION OF THE APPROVAL
                          OF THE 1999 STOCK OPTION PLAN

       Our Board of Directors has approved and recommends that our stockholders ratify their approval of our 1999 Stock Option Plan. Under the terms of our 1999 Stock Option Plan, we are not required to seek stockholder ratification of approval of the Plan. However, we are requesting stockholder ratification of our 1999 Stock Option Plan because stockholder ratification will enable us to grant options which are "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Incentive stock options are discussed more fully below under the heading "General Description." Our 1999 Stock Option Plan reserves 6,780,000 shares of our common stock for issuance. Our 1999 Stock Option Plan is intended to enhance our ability to provide our employees, directors and consultants with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of these individuals with the interests of our stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. Our Board of Directors believes that our long term success is dependent upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to our business prospects and development.

       The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
                     APPROVAL OF THE 1999 STOCK OPTION PLAN

                                 PROPOSAL NO. 3
                            APPROVAL OF AN AMENDMENT
                          TO THE 1999 STOCK OPTION PLAN

       Our Board of Directors, subject to stockholder approval, has adopted an amendment to our 1999 Stock Option Plan to limit the maximum number of options that may be awarded to an employee in any one fiscal year of the Company in order to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) is described more fully below under the heading "Approval of Code Section 162(m) Limitations."

       The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 3.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT
                          TO THE 1999 STOCK OPTION PLAN

       The following summary of our 1999 Stock Option Plan is subject in its entirety to the specific language of our 1999 Stock Option Plan, a copy of which is annexed as Exhibit A hereto.

SUMMARY OF THE 1999 STOCK OPTION PLAN

       GENERAL DESCRIPTION. In November 1999, our Board of Directors adopted the 1999 Stock Option Plan and reserved 4,500,000 shares for issuance upon exercises of options granted under the plan. On May 10, 2000 and August 21, 2000, our Board of Directors approved amendments to the 1999 Stock Option Plan to increase the number of shares of common stock reserved for issuance under the 1999 Stock Option Plan by 1,833,000 and 347,000 shares, respectively, for a total of 6,780,000 shares.

       Provided that adoption of our 1999 Stock Option Plan is ratified by our stockholders, the Plan permits the grant of incentive stock options only to our employees or one of our parent or subsidiary corporations. Non-qualified stock options may be granted to employees, directors and consultants. As of August 18, 2000, options to purchase a total of 3,202,500 shares had been granted to 33 optionees of which options for 3,191,125 shares remained outstanding at a weighted average exercise price of $5.85 per share and 3,577,500 shares remained available for future grant under the 1999 Stock Option Plan. As of that same date, the number of employees, directors and consultants eligible to receive grants under the 1999 Stock Option Plan was approximately sixty persons.

       APPROVAL OF CODE SECTION 162(m) LIMITATIONS. Our Board of Directors, subject to stockholder approval, adopted an amendment to the 1999 Stock Option Plan to limit the maximum number of options which may be awarded to an employee in any fiscal year to 500,000 shares. However, in connection with his or her initial commencement of services with us, an employee may be granted stock options for up to an additional 500,000 shares, which shall not count against the limit set forth in the previous sentence. The purpose of the amendment is to ensure that any options granted under the 1999 Stock Option Plan after the Annual Meeting will qualify as "performance-based compensation" under Code
Section 162(m).

       Under Code Section 162(m), no deduction is allowed in any taxable year for compensation in excess of $1 million paid to our chief executive officer and any of our four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock option plan approved by our stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates.

       If stockholders do not approve the Code Section 162(m) amendment, any compensation expense of the Company associated with the options granted under the Option Plan in excess of the shares currently available for issuance (together with all other non-performance based compensation) in excess of $1 million for any of the Company's five highest paid officers will not be deductible under the Code.

       ADMINISTRATION. The 1999 Stock Option Plan is administered by our Compensation Committee. Our Compensation Committee is authorized to construe and interpret the provisions of the 1999 Stock Option Plan, to select employees, directors and consultants to whom options will be granted, to determine the terms and conditions of options and, with the consent of the grantee, to amend the terms of any outstanding options. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. With respect to Awards subject to Internal Revenue Code Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under Internal Revenue Code Section 162(m) and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Internal Revenue Code Section 162(m), our Board may authorize one or more officers to grant such Awards.

       AMENDMENT AND TERMINATION. Our Board of Directors may, without stockholder approval, amend, suspend or terminate the 1999 Stock Option Plan at any time, unless stockholders approval is required by law or the amendment, suspension or termination affects options that have already been granted. Unless sooner terminated by our Board of Directors, the provisions of the 1999 Stock Option Plan terminate in November 2009, the tenth anniversary of the adoption of the 1999 Stock Option Plan by our Board of Directors. All options granted under the 1999 Stock Option Plan prior to its termination remain in effect until they are satisfied or terminated. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein, we will obtain stockholder approval of any amendment to the 1999 Stock Option Plan in such a manner and to such a degree as required.

       OTHER TERMS. The 1999 Stock Option Plan provides for the granting to our employees of incentive stock options and the granting to our employees, directors and consultants of non-qualified stock options. Our Compensation Committee determines the terms and provisions of each option granted under the 1999 Stock Option Plan, including the exercise price, vesting schedule, repurchase provisions, rights of first refusal and form of payment. In the case of incentive options, the exercise price cannot be less than 100% (or 110%, in the case of incentive options granted to any grantee who owns stock representing more than 10% of the combined voting power of Blue Zone or any of our parent or subsidiary corporations) of the fair market value of our common stock on the date the option is granted. The exercise price of non-qualified stock options shall not be less than 85% of the fair market value of our common stock. The exercise price of options intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value of the stock. The aggregate fair market value of the common stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

       The term of options under the 1999 Stock Option Plan will be determined by our Compensation Committee; however, the term of an incentive stock option may not be for more than ten years (or five years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of Blue Zone or any of our parent or subsidiary corporations). Where the award agreement permits the exercise of an option for a period of time following the recipient's termination of service with us, disability or death, that option will terminate to the extent not exercised or purchased on the last day of the specified period or the last day of the original term of the option, whichever occurs first.

       The form of payment for the shares of common stock when options are exercised will be determined by our Compensation Committee and may include cash, check, shares of common stock or the assignment of part of the proceeds from the sale of shares acquired upon exercise of the option.

       During their lifetime, those who hold the incentive stock options granted under the 1999 Stock Option Plan cannot transfer these options. The options may be distributed by a will or the laws of descent upon the death of the option holder. No one is allowed to exercise the incentive stock options except the person to whom the options were first issued while that person is alive. Non-qualified stock options which are issued under the 1999 Stock Option Plan can be transferred to the extent agreed upon at the time of the award.

       Subject to any action that may be required by our stockholders, our Compensation Committee may, in its discretion, proportionately adjust the number and price of outstanding options, and the number of shares authorized for issuance under the 1999 Stock Option Plan, in the event of a stock dividend, stock split, recapitalization or other corporate action having a similar effect on our capitalization.

       If a third party acquires us through the purchase of all or substantially all of our assets, a merger or other business combination, except as otherwise provided in an individual award agreement, all unexercised options will terminate unless assumed by the successor corporation.

       TAX CONSEQUENCES. The following description of the U.S. Federal income tax consequences of awards under the 1999 Stock Option Plan is based on present Federal tax laws, including existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change, possibly on a retroactive basis. This section does not purport to be a complete description of the tax consequences of the 1999 Stock Option Plan. Moreover, this discussion covers only the tax consequences of options granted to individuals who are citizens or residents of the United States for tax purposes.

       The grant of a non-qualified stock option will not subject the optionee to any federal income tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Generally, upon exercise of a non-qualified stock option, the excess of the fair market value of the shares on the exercise date over the exercise price will be considered compensation taxable as ordinary income to the optionee and deductible by us or our subsidiary, subject to possible limitations imposed by Section 162(m) of the Code.

       In the event of a sale or other disposition of shares received upon exercise of a non-qualified stock option, any appreciation or depreciation after the date on which taxable compensation is recognized by the optionee in respect of the option exercise will generally qualify as a capital gain or loss, assuming the shares are held as capital assets, and we will not be allowed to take a deduction. The capital gain or loss will be long-term or short-term depending upon whether or not the shares were held for more than one year after the date on which taxable compensation was recognized by the optionee in respect of the option exercise.

       Generally, an optionee will not recognize taxable income at the time of grant or exercise of an incentive stock option and we will not be entitled to a tax deduction with respect to such grant or exercise. A sale or other disposition by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive stock option will generally result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee, assuming the shares are held as capital assets, with no deduction being allowed to us. The exercise of an incentive stock option generally will give rise to an item of adjustment that may result in alternative minimum tax liability for the optionee.

       Upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the transfer of the shares to the optionee or within two years after the date of grant of the incentive stock option (including the delivery of such shares in payment of the exercise price of another incentive stock option within such one-year period), any excess of
(i) the lesser of (a) the fair market value of the shares at the time of exercise of the option and (b) the amount realized on such disqualifying sale or other disposition of the shares over (ii) the exercise price of such shares, will constitute ordinary income to the optionee and we or our subsidiaries will generally be entitled to a deduction in the amount of such income, subject to possible limitations imposed by Section 162(m) of the Code. The difference, if any, between the amount realized on a disqualifying sale and the fair market value of the shares at the time of the exercise of the option generally will generally constitute short-term or long-term capital gain or loss, as the case may be, assuming the shares are held as capital assets, and will not be deductible by us. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a non-incentive stock option.

       Additional considerations will apply if shares are used to pay the exercise price of options, or if shares received on exercise of options are subject to a risk of forfeiture. In addition, because certain of our subsidiaries are organized in Canada, additional considerations may apply to our ability to utilize the income tax deductions referred to above.

       THE FOREGOING IS ONLY A SUMMARY OF THE CURRENT EFFECT OF FEDERAL INCOME TAXATION UPON THE HOLDER AND US WITH RESPECT TO THE SHARES PURCHASED UNDER THE 1999 STOCK OPTION PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.

       PLAN BENEFITS. As of the date of this Proxy Statement, the following options have been granted to our chief executive officer, executive officers as a group, directors as a group and our non-executive employees as a group:

NAME AND POSITION                                                 DOLLAR VALUE (1)          NUMBER OF SHARES
-----------------                                                 ----------------          ----------------
Bruce Warren, Chief Executive Officer                                 $250,000                  1,000,000
All executive officers, as a group                                    $550,000                  2,200,000
All directors, as a group                                             $300,000                   600,000
All non-executive employees, as a group                               $148,750                   302,500

---------------------------------------

(1) Based the difference between the exercise price of the options and $5.50, the price of our common stock on August 18, 2000.

       The options that are reserved but unissued under the 1999 Stock Option Plan that may be granted to the Company's executive officers, directors and employees are not determinable at this time.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

       The table below summarizes information for the fiscal year ended December 31, 1999, concerning the total compensation paid to our chief executive officer. None of our other executive officers were paid compensation in excess of $100,000 during the fiscal year ended December 31, 1999. The table only relates to compensation paid by our subsidiary, Blue Zone Productions Ltd., after we acquired it on October 8, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM-
                                  COMPENSATION AWARD              COMPENSATION

                                                                   SECURITIES
                                                                   UNDERLYING
             NAME                       SALARY                     OPTIONS (#)               OTHER COMPENSATION
             ----                       ------                     -----------               ------------------

Bruce Warren                         $ 40,000 (1)                    500,000                        -0-

-------------

(1) Bruce Warren was paid $40,000 in compensation for the last three months of 1999.

OPTION GRANTS IN FISCAL 1999

       The following table sets forth all stock options granted to our chief executive officer during the fiscal year ended December 31, 1999. The options were granted pursuant to our 1999 Stock Option Plan.

                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF STOCK
                                                                                         PRICE APPRECIATION FOR THE
                                             INDIVIDUAL GRANTS                                  OPTION PERIOD
                 ---------------------------------------------------------------------------------------------------------------
                         NUMBER OF         PERCENT OF TOTAL
                        SECURITIES        OPTIONS GRANTED TO      EXERCISE OR
                    UNDERLYING OPTIONS    EMPLOYEES IN FISCAL     BASE PRICE         EXPIRATION
NAME                      GRANTED                YEAR              PER SHARE            DATE            5%              10%
-----                     -------                ----                ------            -----            --              ---
Bruce Warren              500,000                28.0%               $5.00           11/9/2009       1,165,012       3,335,920

------------

       The values set forth in the last two columns of the table set forth above represent the gain that Mr. Warren would realize assuming that (1) he exercises all of the options granted at the end of their term and (2) the value of a share of our common stock has increased annually by a rate of 5% and 10% during the term of the option. These growth rates are prescribed by the Securities and Exchange Commission. By including these values in this Proxy Statement, we do not intend to forecast the possible appreciation of our common stock or to establish a present value of these options. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock. Mr. Warren will not realize any gain unless there is an increase in our stock price.

OPTION GRANTS TO DIRECTORS AND OFFICERS

       On December 29, 1999, we entered into an agreement with Jay Shecter when Mr. Shecter joined our Board of Directors. The agreement provides that Mr. Shecter will provide financial advisory services to us in consideration for being granted an option to acquire 150,000 shares of our common stock at an exercise price of $5.00 per share. We granted these options on August 9, 2000.

       For the year ended December 31, 1999, we granted a total of 1,550,000 options to our executive officers and directors. We granted options to each of
F. Michael P. Warren, our chairman, David Thomas, a director, and Tryon Williams, a director, to purchase 150,000 shares of our common stock. The options have an exercise price of $5.00 per share and expire on November 10, 2009. We also granted options to Bruce Warren, our chief executive officer, Jamie Ollivier, our president and Catherine Warren, our chief operating officer, to purchase 500,000, 500,000 and 100,000 shares of our common stock, respectively. The options granted to our executive officers have an exercise price of $5.00 and terminate on November 10, 2009.

       On January 21, 2000, we granted 500,000 options to both Bruce Warren and Jamie Ollivier and 100,000 options to Catherine Warren. These options are exercisable at $7.44 per share until November 10, 2009.

EMPLOYMENT AND NON-COMPETITION AGREEMENTS

       As of January 1, 2000, our Blue Zone Entertainment Inc. subsidiary entered into employment agreements with Bruce Warren, to serve as our Chief Executive Officer, Jamie Ollivier, to serve as our President, and Catherine Warren to serve as our Chief Operating Officer. The agreements provide for annual salaries of not less than $120,000, $120,000, and $100,000 for Bruce Warren, Jamie Ollivier and Catherine Warren, respectively. The annual salaries may be increased by our Compensation Committee upon review of the executive's performance for the preceding year. Under the agreements, the executives are entitled to receive incentive compensation based upon the achievement of performance goals to be established jointly by the executive and our Compensation Committee. If the executive achieves the performance goals, the executive will receive a bonus equal to 50% of the executive's annual salary. If the executive exceeds the performance goals by an amount agreed upon by the executive and our Compensation Committee, then the executive may receive a bonus of up to an additional 100% of the executive's annual salary, for a total bonus of 150% of the executive's salary.

       The employment agreements do not specify a term of employment. However, the executive's employment with us may be terminated if (a) the executive is convicted of a felony or any other criminal offense which has a material adverse effect on us or the executive's ability to carry out his or her duties of employment; (b) the executive willfully commits acts materially detrimental to our business or reputation; (c) there is any material breach of any of the executive's covenants or fiduciary duties as specified in the employment agreement which is not capable of being cured by the executive or, if capable of being cured, which is not cured by the executive within 15 days following written notice thereof from our Board of Directors; or (d) the executive knowingly fails to follow specific directives of our Board of Directors consistent with his or her duties.

       The executive's employment with us may be terminated if the executive suffers a physical or mental condition, other than pregnancy, which results in the executive's absence from his or her employment duties for a period of ninety
(90) or more consecutive days. If the employment of any of the executives is terminated under such circumstances, the executive shall be entitled to 180 days of severance pay at full salary from the date the executive is deemed to have such disability less any amounts received by the executive from disability insurance. Alternatively, the executive's employment with us may be terminated upon the death of the executive. If the employment of any of the executives is terminated by reason of death, we shall pay the balance of the monies due under the agreement to the estate or beneficiaries of the decreased executive.

       An executive's employment may also be terminated at the sole discretion of our Board of Directors. In such circumstances, however, we are required to pay the executive two years of severance pay at full salary plus one year of any incentive or bonus compensation required to be paid to the executive and, in such an event, the executive is not required to mitigate damages.

       The employment agreements with Bruce Warren and Jamie Ollivier provide that each of them shall be nominated for election to our Board of Directors. In addition, we agreed that, while employed with us, Mr. Warren and Mr. Ollivier would each serve as members of the Executive Committee of our Board of Directors, when and if established, along with the Chairman of our Board.

       Under the agreements, the executives are entitled to receive certain additional benefits. The executives may participate in our present and future stock option, benefit and deferred compensation plans. In addition, we are required to reimburse the executives for their club and professional society membership dues and monthly charges, the costs of their financial, tax and estate planning, and an automobile allowance. Under the employment agreements, we are also required to reimburse each executive for: (i) travel, meals and lodging expenses incurred when the executive's spouse travels with the executive on business for more than 15 days; (ii) childcare expenses incurred for the executive's pre-school children when the executive's nanny or babysitter accompanies the executive on business travel; or (iii) expenses incurred for home-based childcare for the executive's pre-school children when the executive travels on our behalf. In addition, if any executive is required to include any of these benefits as income for purposes of federal or provincial tax, we will reimburse the executive for any and all taxes paid.

       Under the employment agreements, we retain all proprietary and intellectual property rights in everything created, developed or conceived by the executives while employed with us. In addition, so long as any executive is employed with us, the executive is bound by non-competition and non-solicitation covenants. During the term of employment and for one year thereafter, the executive is prohibited from directly competing with us in any management capacity in any phase of our business in any geographic area throughout the world in which we presently market our products and services. If we begin to market our products and services in new countries, the prohibition is amended automatically to include those new geographic areas and, if we cease to market our products and services in a particular geographic area, that area is no longer prohibited after six months. During the term of employment and for two years thereafter, the executive is prohibited from soliciting business or customers that the executive serviced while employed with us and may not solicit or attempt to solicit any of our employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 18, 2000 by:

       (1) each person known by us to own beneficially 5% or more of our common stock;

       (2)  each of our directors;

       (3) each of our executive officers named in the Summary Compensation Table under "Executive Compensation"; and

       (4)  all of our directors and executive officers as a group.

The percentages shown are based on 21,538,100 shares of common stock outstanding at August 18, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and, in general, includes the power to vote or direct the voting of a security, or the power to dispose or direct the disposition of such security. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 18, 2000. The shares issuable under those options are treated as if outstanding for computing the percentage ownership of the person holding those options but are not treated as if outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and to the extent authority is shared by spouses under applicable law, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Blue Zone, Inc., 329 Railway Street, 5th Floor, Vancouver, British Columbia, V6A 1A4.

                                                                Number of Shares                 Percent
Officers and Directors                                         Beneficially Owned          Beneficially Owned
----------------------                                         ------------------          ------------------
Bruce Warren.......................................               1,000,000(1)                   4.4%

Jamie Ollivier.....................................               1,000,000(1)                   4.4%

F. Michael P. Warren...............................              12,150,100(2)                   56.0%
P.O. Box 772
The Valley
Anguilla, B.W.I.

Tryon M. Williams..................................                 150,000(3)                    (4)
#203 Shakespeare Tower
London, England, EC2Y 8DR

David A. Thomas....................................                 150,000(3)                    (4)
Suite 412
1 Stafford Road
Nepean, ON
Canada, K2H 1B9

Jay Shecter........................................                 150,000(3)                    (4)
1235 North Wetherly Drive
Los Angeles, CA 90069

Savoy Holdings Limited.............................               1,574,944(5)                   7.1%
Mansion House -- Suite 2B
143 Main Street
Gibraltar

Doug McLeod........................................                  1,125,000                   5.2%
688-6 Ishikawa
Fujisawa City
Kanagawa, Japan
252 0815

All directors and executive officers...............              14,800,100(6)                   60.8%
as a group (7 persons):

----------------------

(1) Represents options to purchase 500,000 shares of our common stock at $5.00 per share until November 10, 2009 and options to purchase 500,000 shares of our common stock at $7.44 per share until November 10, 2009.
(2) Includes options to purchase 150,000 shares of our common stock at $5.00 per share until November 10, 2009.
(3) Represents options to purchase 150,000 shares of our common stock at $5.00 per share until November 10, 2009.
(4)    Represents less than one percent.
(5) Includes stock purchase warrants to purchase 524,981 shares of our common stock at a price of $5.63 per share if the warrant is exercised before October 1, 2000 and at a price of $6.75 per share if the warrant is exercised after October 1, 2000 but before the warrants expire on October 1, 2001. Mrs. Jodi Hunter is the sole record and beneficial stockholder of Savoy Holdings Limited.
(6) Includes a total of 12,000,100 shares and 2,600,000 options referred to in notes (1), (2) and (3) and a total of 200,000 options held by Catherine Warren, our Chief Operating Officer, to purchase 100,000 shares of our common stock at $5.00 per share until November 10, 2009 and to purchase 100,000 shares of our common stock at $7.44 per share until November 10, 2009.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       On July 9, 1999, our Blue Zone Productions Ltd. subsidiary executed a Business Banking Loan Agreement with the Royal Bank of Canada for a $100,000 line of credit. The line had a minimum borrowing amount of $5,000 and beared interest at 2% above the Royal Bank prime rate. Under a Guarantee and Postponement of Claim Agreement, dated July 9, 1999, our principal stockholder and chairman, F. Michael P. Warren, provided a guarantee of the line of credit in favor of Royal Bank of Canada. Mr. Warren's liability under the guarantee was limited to $50,000. As of December 20, 1999, this line of credit was closed and Mr. F. Michael P. Warren's guarantee was cancelled.

       In connection with the closing of the transactions described in a Share Exchange Agreement, dated as of October 8, 1999, we used a portion of the proceeds from our private placement to Savoy Holdings to repay $96,600 to F. Michael P. Warren, our chairman, $48,400 to Bruce Warren, our chief executive officer, and $10,350 to Jamie Ollivier, our president, for loans and advances made by those persons to our Blue Zone Productions Ltd. subsidiary.

       As of December 31, 1999, our chairman, F. Michael P. Warren, had advanced $45,559 to us in connection with unreimbursed travel and business expenses. During 2000, we paid all amounts due to Mr. Warren for unreimbursed travel and business expenses incurred by him in 1999.

       On August 10, 2000, our subsidiary, Blue Zone Productions Ltd., entered into a letter of intent with F. Michael P. Warren, our chairman, who has agreed in principle to provide our subsidiary with an unsecured credit facility of up to $1,000,000. The credit facility will have a maximum term of one year from the date of the agreement and will bear interest at LIBOR plus 2% per annum.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of the our common stock with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. We became subject to the requirements of the Securities Exchange Act of 1934 on May 8, 2000. Based solely on our review of the copies of reports we received from persons who are required to file reports, we believe that, as of May 8, 2000, all filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were made on a timely basis.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       Scope of the Committees' Work.

       The Compensation Committee of Blue Zone's Board of Directors has the authority and responsibility to establish the overall compensation strategy for Blue Zone, including salary and bonus levels, to administer the stock option and benefit plans and to review and make recommendations to our Board with respect to the compensation of Blue Zone's executive officers. The current members of the Compensation Committee are Messrs. Shecter, Williams and F. Michael P. Warren, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee was established in December 1999.

       Executive Compensation Philosophy and Policies

       Blue Zone's overall compensation philosophy is to provide a total compensation package that is competitive and enables Blue Zone to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short and long-term financial performance and growth.

       The Compensation Committee recognizes the critical role our executive officers have played in the significant growth and success realized to date and will continue to play in our future prospects. Accordingly, Blue Zone's executive compensation policies are designed to (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

       In establishing salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Committee's understanding of competitive compensation for similarly situated executives in our industry.

       Executive Compensation

       Base Salary. Salaries for executive officers for 1999 were generally determined by our Board of Directors on an individual basis at the time of hiring. All of Blue Zone's current executives were hired prior to the formation of the Compensation Committee. For 2000, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

       Bonus. Until the formation of the Compensation Committee, Blue Zone had no formal bonus plan. None of our executives received cash bonuses for their services to us in 1999. However, a total of 2,800,000 option shares were granted as a bonus to certain of Blue Zone's executives and directors for their service in fiscal 1999. In the future, the amount of cash bonuses paid to executives will based upon the financial results of Blue Zone and certain provisions of the employment agreements of certain executives.

       Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of Blue Zone's stockholders and encourages executives to remain in Blue Zone's employ. We grant stock options in accordance with our option plan. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Blue Zone's financial and strategic objectives, and industry practices and norms.

       Compensation of the Chief Executive Officer

       Mr. Bruce Warren, who has served as Blue Zone's President and Chief Executive Officer since October 1999, was paid a salary of $40,000 for his services in 1999. He was not paid a cash bonus but was granted options during the year to purchase 500,000 shares of our common stock at the then fair market value for his service to us in 1999.

       In January 2000, we entered into an Employment Agreement with Mr. Bruce Warren (see "Employment and Non-Competition Agreements" above) pursuant to which he serves as Chief Executive Officer. Mr. B. Warren's salary and other compensation and the terms of his employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in our industry and in recognition of Mr. Warren's unique skills and importance to us.

       Internal Revenue Code Section 162(m) Limitation

       Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to Blue Zone's executive officers in 1999 did not exceed the $1 million limit per officer. Subject to stockholder approval, the 1999 Stock Option Plan has been structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

Submitted by the Compensation Committee:

Jay Shecter
Tryon Williams
F. Michael P. Warren

August 18, 2000

OTHER MATTERS

STOCK PERFORMANCE GRAPH

       The graph elow compares the cumulative total stockholder return on our common stock with the cumulative total return on The Nasdaq National Market Index and an industry index, the Chase H&Q Internet Index. The period shown commences on September 7, 1999 and ends on December 31, 1999, the end of the Company's last fiscal year. The graph assumes an investment of $100 on September 7, 1999, and the reinvestment of any dividends.

       The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the our common stock.

                                  [LINE CHART]

                COMPARISON OF A 4 MONTH CUMULATIVE TOTAL RETURN*
          AMONG BLUE ZONE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE CHASE H & Q INTERNET 100 INDEX

                                                     SEPTEMBER 7,       SEPTEMBER 30,   DECEMBER 31,
                                                        2000                1999            1999
                                                 ------------------------------------------------------
Blue Zone, Inc.................................         100.00             92.71           151.05
The Nasdaq National Market Index...............         100.00             96.59           142.76
Chase H & Q Internet 100 ......................         100.00             107.12          207.35

* $100 INVESTED ON 9/7/99 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

INDEPENDENT PUBLIC ACCOUNTANTS

       In December 1999, we selected KPMG LLP as our principal independent auditors to replace David E. Coffey, Certified Public Accountant. In connection with the audit for the fiscal years ended December 31, 1997 and 1998, there were no disagreements with David E. Coffey, Certified Public Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of David
E. Coffey, Certified Public Accountant, would have caused them to make reference to the matter in their report. The report of David E. Coffey, Certified Public Accountant on our financial statements for the fiscal years ended December 31, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

       Representatives of KPMG LLP are not expected to be present at the Annual Meeting and are not expected to make a statement but they will be given the opportunity to make one if they so desire. They will not be available to respond to any questions.

OTHER BUSINESS

       The Annual Meeting is being held for the purposes set forth in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. Our Board of Directors is not presently aware of any other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. The presiding officer at the Annual Meeting may determine that any stockholder proposal was not permissible under or was not made in accordance with the procedures set forth in our By-Laws or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the Annual Meeting.

       Any stockholder proposal which is intended to be presented at our 2001 Annual Meeting of Stockholders must be received at our principal executive offices at 329 Railway Street, 5th Floor, Vancouver, British Columbia, Canada, V6A 1A4 Attention: Chief Operating Officer, by no later than March 1, 2001, if such proposal is to be considered for inclusion in our proxy statement and proxy for that meeting. Stockholders who intend to bring business before the meeting must also comply with the applicable procedures set forth in our By-Laws. We will furnish copies of these By-Law provisions upon written request to our Chief Operating Officer at the aforementioned address.

       It is important that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


                                      By Order of the Board of Directors,

                                      Bruce Warren
                                      Chief Executive Officer

Vancouver, British Columbia, Canada
August 30, 2000

                                    EXHIBIT A

                                 BLUE ZONE, INC.

                              AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN

       1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

       2. Definitions. As used herein, the following definitions shall apply:

              (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

              (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein.

              (c)    "Board" means the Board of Directors of the Company.

              (d) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement or definition, is based on, in the determination of the Administrator, any act or omission of the Grantee that would constitute cause for the purposes of the applicable common law, including without limitation the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Option issued to the Grantee under the Plan may be exercised or purchased.

              (e)    "Code" means the Internal Revenue Code of 1986, as amended.

              (f) "Committee" means any committee appointed by the Board to administer the Plan.

              (g)    "Common Stock" means the common stock of the Company.

              (h)    "Company" means Blue Zone, Inc. a Nevada corporation.

              (i) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity, including such a person with whom the Company has entered into an agreement designating such person as an "independent contractor".

              (j) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety
(90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

              (k) "Corporate Transaction" means any of the following transactions:

                     (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state, territory, province or country in which the Company is incorporated;

                     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

                     (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                     (iv) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

              (l) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

              (m) "Director" means a member of the Board or the board of directors of any Related Entity.

              (n) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

              (o) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

              (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (q) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                     (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                     (ii) If the Common Stock is traded on the over-the counter market, the average of the closing bid and asked prices of a Share of Common Stock on the day prior to the time of the determination (or if no such quotations shall have been made on such date, on the last date on which there were such quotations, provided that such quotations shall have been made within the ten (10) business days preceding the date of determination), in each case, as reported in such source as the Administrator deems reliable; or

                     (iii) In the absence of an established market for the Common Stock of the type described in (i) or (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

              (r) "Grantee" means an Employee, Director or Consultant who receives an Option pursuant to an Option Agreement under the Plan.

              (s) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

              (t) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

              (u) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

              (v) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

              (w) "Option" means an option to purchase Shares pursuant to an Option Agreement granted under the Plan.

              (x) "Option Agreement" means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

              (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) hof the Code.

              (z) "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

              (aa)   "Plan" means this 1999 Stock Option Plan.

              (bb) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

              (cc) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

              (dd) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

              (ee)   "Share" means a share of the Common Stock.

              (ff) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

       3.     Stock Subject to the Plan.

              (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Options (including Incentive Stock Options) is 6,780,000 Shares. The Shares to be issued pursuant to Options may be authorized, but unissued, or reacquired Common Stock.

              (b) Any Shares covered by an Option (or portion of an Option) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Option shall not be returned to the Plan and shall not become available for future issuance under the Plan.

       4.     Administration of the Plan.

              (a)    Plan Administrator.

                     (i) Administration with Respect to Directors and Officers. With respect to grants of Options to Directors or Employees who are also Officers or Directors of the Company, if Section 16(b) of the Exchange Act is applicable, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                     (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Options and may limit such authority as the Board determines from time to time.

                     (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                     (iv) Administration Errors. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

              (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                     (i) to select the Employees, Directors and Consultants to whom Options may be granted from time to time hereunder;

                     (ii) to determine whether and to what extent Options are granted hereunder;

                     (iii) to determine the number of Shares or the amount of other consideration to be covered by each Option granted hereunder;

                     (iv) to approve forms of Option Agreements for use under the Plan;

                     (v) to determine the terms and conditions of any Option granted hereunder;

                     (vi) to amend the terms of any outstanding Option granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Option shall not be made without the Grantee's written consent;

                     (vii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan, including without limitation, any notice of Option or Option Agreement, granted pursuant to the Plan;

                     (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Option shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

                     (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

       5. Eligibility. Options other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

       6.     Terms and Conditions of Options.

              (a) Type of Options. The Administrator is authorized under the Plan to issue Incentive Stock Options and Non-Qualified Stock Options.

              (b) Designation of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

              (c) Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and form of payment (cash, Shares, or other consideration) upon settlement of the Option.

              (d) Acquisitions and Other Transactions. The Administrator may issue Options under the Plan in settlement, assumption or substitution for, outstanding Options or obligations to grant future Options in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

              (e) Deferral of Option Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Option. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

              (f) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options for up to an additional five hundred thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

              (g) Early Exercise. The Option Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting of the Option. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

              (h) Term of Option. The term of each Option shall be the term stated in the Option Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

              (i) Transferability of Options. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Options may be transferred by will or by the laws of descent or distribution and may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family, and the Grantee may designate a beneficiary of the Grantee's Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator, to the extent provided in the Option Agreement or in the manner and to the extent determined by the Administrator. Notwithstanding the foregoing, no Option may be transferred in any manner, nor may the Grantee designate a beneficiary, to the extent that such transfer or designation of beneficiary is not permitted by Applicable Law.

              (j) Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

       7.     Option Exercise or Purchase Price, Consideration and Taxes.

              (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Option shall be as follows:

                     (i)    In the case of an Incentive Stock Option:

                            (A)    granted to an Employee who, at the time of
the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                            (B)    granted to any Employee other than an
Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                     (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

                     (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                     (iv)   Notwithstanding the foregoing provisions of this
Section 7(a), in the case of an Option issued pursuant to Section 6(d), above, the exercise or purchase price for the Option shall be determined in accordance with the principles of Section 424(a) of the Code.

              (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                     (i) cash (payable in U.S. dollars, unless otherwise specified in the Option Agreement);

                     (ii) check (payable in U.S. dollars, unless otherwise specified in the Option Agreement);

                     (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                     (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                     (v) with respect to Options, payment through a broker-dealer sale and remittance procedure, if available, pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

                     (vi)   any combination of the foregoing methods of payment.

              (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Option, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

       8.     Exercise of Option.

              (a)    Procedure for Exercise; Rights as a Stockholder.

                     (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

                     (ii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Option, notwithstanding the exercise of an Option or other Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement or Section 10, below.

              (b)    Exercise of Option Following Termination of Continuous
Service.

                     (i) An Option may not be exercised after the termination date of such Option set forth in the Option Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Option Agreement.

                     (ii) Where the Option Agreement permits a Grantee to exercise an Option following the termination of the Grantee's Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

                     (iii) Any Option designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

       9.     Conditions Upon Issuance of Shares.

              (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

              (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

       10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Option, the maximum number of Shares with respect to which Options may be granted to any Employee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

       11. Corporate Transactions/Related Entity Dispositions. Except as may be provided in an Option Agreement:

              (a) Effective upon the consummation of a Corporate Transaction, all outstanding Options under the Plan shall terminate. However, all such Options shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

              (b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Options, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Option of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Option Agreement evidencing such Option. However, such Continuous Service shall be not to deemed to terminate if such Option is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

       12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated, provided that the Plan shall continue in effect after the expiration of the ten year term solely for the purpose of governing Options granted prior to such termination. Subject to Section 17, below, and Applicable Laws, Options may be granted under the Plan upon its becoming effective.

       13.    Amendment, Suspension or Termination of the Plan.

              (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

              (b) No Option may be granted during any suspension of the Plan or after termination of the Plan.

              (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

       14.    Reservation of Shares.

              (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

              (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

       15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

       16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

       17. Stockholder Approval. The Plan became effective when adopted by the Board in November 1999. On May 10, 2000 and August 21, 2000, the Board approved amendments to the Plan to increase the number of Shares available for issuance under the Plan and on August 18, 2000, the Board adopted and approved an amendment and restatement of the Plan to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of
Section 162(m) of the Code. These amendments are subject to approval by the stockholders of the Company. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve
(12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF BLUE ZONE, INC.
                   FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 21, 2000

       The undersigned stockholder of BLUE ZONE, INC., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 30, 2000, and the 1999 Annual Report to Stockholders, and hereby appoints Bruce Warren and Jaime Ollivier or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of BLUE ZONE, INC. to be held on September 21, 2000 at 9:00 a.m., Eastern Standard Time, at the Sheraton Centre Toronto Hotel, Conference B/C, 123 Queen Street West, Toronto, Ontario, Canada, M5H 2M9 and at any adjournment or adjournments thereof, and to vote all shares of common stock of BLUE ZONE, INC. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


       THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE ADOPTION OF THE 1999 STOCK OPTION PLAN, FOR THE APPROVAL OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


         1.     ELECTION OF DIRECTORS:


               ____     FOR all nominees listed below             ____    WITHHOLD AUTHORITY to vote for all
                        (except as indicated)                             nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.
         F. MICHAEL P. WARREN
         BRUCE WARREN
         JAMIE OLLIVIER
         TRYON WILLIAMS
         DAVID THOMAS
         JAY SHECTER

       2. RATIFICATION OF THE ADOPTION BY THE BOARD OF DIRECTORS OF THE 1999 STOCK OPTION PLAN:


                        FOR                             AGAINST                        ABSTAIN
               -----                          -----                           -----

       3. APPROVAL OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN TO ENSURE COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED:

                        FOR                             AGAINST                        ABSTAIN
               -----                          -----                           -----





                                             DATED:                       , 2000
                                                     ---------------------



                                             -----------------------------------
                                             Signature



                                             -----------------------------------
                                             Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.